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                                SERVICE AGREEMENT

         THIS AGREEMENT, effective as of the first day of January, 1999, by and between Phoenix Home Life Mutual Insurance Company ("Phoenix"), a New York mutual life insurance company with executive offices at One American Row, Hartford, Connecticut and PXRE Corporation, a Delaware corporation (together with its subsidiaries, collectively "PXRE").


                                    RECITALS:

         Phoenix currently performs certain accounting services (as described in Article III, collectively the "Services") with respect to PXRE for the current investment advisor (the "Advisor") for PXRE Reinsurance Company and Transnational Reinsurance Company, both being subsidiaries of PXRE (collectively, the "Subsidiaries"). By agreement among Phoenix, PXRE and such advisor, Phoenix will henceforth provide the Services directly to PXRE.


                                 ARTICLE I: TERM

This Agreement shall remain in full force and effect through the close of business on December 31, 2000, and shall automatically be renewed each year thereafter for a one-year term unless either party shall have given the other at least ninety (90) days' notice of its intent to terminate this Agreement at the end of the then current term.


                            ARTICLE II: CONSIDERATION

A. General. The consideration payable to Phoenix by PXRE shall be as set forth in Schedule II. PXRE shall also pay Phoenix any applicable state sales, use, service or similar taxes with respect to the Services.

B. Amendments. On or before December 31 of each year, the parties shall affix a new Schedule II hereto to reflect all changes, if any, they have agreed upon or a confirmation that there will be no changes in the prior year's fees.


                              ARTICLE III: SERVICES

A.    Obligations of Phoenix.

      1. General. Phoenix hereby agrees to provide the Services for the Subsidiaries. The Services shall consist of the functions described hereinafter.

      2. Maintenance of Books and Records. Based on the data received from PXRE, its custodian (the "Custodian") and its Advisor, Phoenix shall develop and maintain appropriate accounting books and records reflecting that portion of PXRE's long and short-term bond and equity investment portfolio managed by the Advisor and all trades effected therein by the Advisor. In so doing, it shall reconcile data received from the Custodian with data received from the Advisor and PXRE, researching any differences with the assistance of the Advisor.



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      3.    Reporting. Phoenix shall produce and provide PXRE with the reports and system files identified in Schedule III, at the frequency provided therein, but only insofar as such reports are based on that portion of PXRE's portfolio as is managed by the Advisor or on trades effected by the Advisor.

B.    Obligations of PXRE.

      1. General. PXRE shall provide Phoenix, in a timely fashion, with all information, if any, in its possession or under its control which is reasonably required by Phoenix in order to perform its obligations hereunder. Such information shall be provided in a medium and format reasonably acceptable to Phoenix. When Phoenix reports any reconciliation problems to PXRE, PXRE shall promptly assist Phoenix in researching the cause of the discrepancy.

2.    Payments.

      (a) Within fifteen (15) days of each calendar quarter end, Phoenix shall invoice PXRE for all sums incurred hereunder during the preceding quarter. Such invoice shall contain or be supplemented by a reasonable amount of supporting detail. PXRE shall remit all sums billed within fifteen (15) days of receipt of invoice, unless contesting them in good faith.

      (b) Within thirty (30) days after December 31 of each year and after the date of termination of this Agreement, Phoenix shall invoice PXRE for any additional sums owed, or remit to PXRE any excess sums paid during the preceding Term. PXRE shall pay any additional sums invoiced within fifteen (15) days of receipt of invoice unless contesting them in good faith.

      (c) No sums due hereunder shall be netted against sums owed by either party to the other under any other agreement, unless the parties shall otherwise agree.

C. Interest. All sums owed hereunder which are more than thirty (30) days past due shall bear interest at a rate equal to the prime rate at Chase Manhattan Bank, N.A., as of the original due date, from the original due date until paid.


                          ARTICLE IV: STANDARD OF CARE

In carrying out their respective obligations hereunder, each of the parties hereto shall use its best efforts to abide in all material respects with all applicable laws. In addition, they shall take all reasonable efforts to preserve each other's confidential and proprietary information.


                             ARTICLE V: TERMINATION

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Anything else in this Agreement notwithstanding, upon termination of PXRE's
Investment Management Agreement with the Advisor without substitution therefor of a new advisory agreement with the Advisor or with any of its affiliates, Phoenix' obligations under this Agreement shall automatically terminate except as to any reports identified on Schedule III which are required for periods ending on or before the date of such termination.


                            ARTICLE VI: MISCELLANEOUS

A. Governing Law. It is agreed that for all purposes, this Agreement will be deemed to have been executed in the State of Connecticut and governed in all instances by the laws of the State of Connecticut except those laws governing choice of law or conflicts of law.

B. Notice. Any communications, transmittals, notices, audits and accounting shall be in writing and shall be effective when received by:

      1.    PXRE in care of its Chief Executive Officer; and

      2.    Phoenix in care of its General Counsel.

C. Entire Agreement. This writing, together with the Schedules hereto, constitute the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement and signed by all parties hereto. No party hereto has made any representation, warranty or covenant in connection with the matters set forth herein except as expressly stated herein, including the Schedules hereto.

D. Schedules. The Schedules referred to herein and delivered pursuant hereto shall be deemed part of this Agreement as fully and effectively as if set forth at length herein. The terms used in such schedules shall have the same meanings as such terms have in this Agreement unless a contrary intention is clearly manifested therein.

E. Binding Effect. This Agreement shall be binding upon and inure, to the benefit of each party hereto and their respective successors and assigns. Except as hereafter provided, this Agreement shall not be assigned by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, and absent such consent, any attempted assignment shall be void.

F. Captions. The article and section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles or sections.

G. Cooperation. Each party hereto shall cooperate, shall taken such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

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H.    Several Counterparts. This agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

I. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provision hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PHOENIX HOME LIFE MUTUAL                PXRE CORPORATION
INSURANCE COMPANY


By:                                     By:
/s/ Bonnie J. Malley                        /s/ James F. Dore
   ----------------------                      ----------------------

Its:                                    Its
/s/ Vice President                          /s/ CFO
   ----------------------                      ----------------------

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                                                                     Schedule II


                                  CONSIDERATION


The annual payable by PXRE for the Services shall equal 2-1/2 basis points of the average monthly assets that PXRE and its Subsidiaries have under management with Phoenix Investment Counsel, Inc., determined on the basis of the average of the beginning and ending monthly assets under management.



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                                                                    Schedule III

                                     REPORTS

     ===========================================================================
                            Type of Report                         Frequency
     ===========================================================================
     Inventory Report                                                 Monthly
     ---------------------------------------------------------------------------
     YTD and MTD Acquisitions/Disposals Report                        Monthly
     ---------------------------------------------------------------------------
     Unsettled Acquisitions/Disposals Report                          Monthly
     ---------------------------------------------------------------------------
     Accrued Interest/Dividends Report                                Monthly
     ---------------------------------------------------------------------------
     YTD and MTD Interest Received Variance Report                    Monthly
     ---------------------------------------------------------------------------
     Monthly/Quarterly/Yearly Statutory Schedule D                    Monthly
     ---------------------------------------------------------------------------
     FASB Calculation Report                                         Quarterly
     ===========================================================================

     ===========================================================================
                                     Type of File                    Frequency
     ===========================================================================
     GNMA Income                                                      Monthly
     ---------------------------------------------------------------------------
     Statutory Schedules (A.M. Best Files)                           Quarterly
     ---------------------------------------------------------------------------
     Trades:    Acquisitions/Disposals                               Quarterly
     ===========================================================================